UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 12, 2005
                        (Date of earliest event reported)


                          NATHANIEL ENERGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


       Delaware                    000-27783                 84-1572525
       --------                    ---------                 ----------
(State or Other Jurisdiction  (Commission File No.) (IRS Employer Identification
       Incorporation)                                          Number)


               8001 S. InterPort Blvd., Englewood, Colorado 80112
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 690-8300

     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.


     Effective January 12, 2004 Nathaniel Energy, Ecoidea S.R.L., Electronic Solar S.R.L., European Waste Solutions, Ltd. and L&R Energy Company, LLC entered into a contract which amended and supplemented the July 16, 2004 agreement relating to the supply of two 1800 BMP Thermal Combustors for a refuse derived fuel project in Cologna Veneta, Italy. Under this contract

        o $300,000 of the contract price was paid to Nathaniel Energy at the time the agreement was signed;

        o $750,000 of the contract price will be paid when the first Thermal Combustor is completed and tested. The outside date for completion and testing of the first Thermal Combustor is January 31, 2005, which will be extended if conditions to Nathaniel's performance are not fulfilled by the other parties to the contract.

        o $1,050,000 of the contract price will be paid when the second Thermal Combustor is completed and tested. The outside date for completion and testing of the second Thermal Combustor is February 28, 2005, which will be extended if conditions to Nathaniel's performance are not fulfilled by the other parties to the contract.

        o The remaining $900,000 of the $3,000,000 contract price will be used to cover costs borne by Ecoldea S.R.L. in the project for implementation of modifications relating to the Thermal Combustors that were agreed to by Nathaniel.

        o Nathaniel will also be reimbursed $275,000 for shipping and handling costs when the second Thermal Combustor is completed and tested, and an additional $80,000 for costs relating to assistance in the start up of the power plant by certain of the parties within 30 days of the signing of the contract.

       o The specifications for gasification which have to be met to deem the testing of the Thermal Combustors successful and the quality and grade of fuel which must be used to operate the Thermal Combustors, were set forth.

        o The contract price may be reduced by up to $649,000 if the thermal power and steam output are five to ten percent lower than the testing specifications. The reductions to the purchase price will be in increments of $11,000 for each one tenth of one percent between the five and ten percent deficiency threshold.

        o      Nathaniel   Energy  is  acknowledged  to  be  the  owner  of  all
               intellectual   property  and  any  changes  or  upgrades  to  the
               intellectual property relating to the Thermal Combustors.

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


        o Nathaniel grants a non transferable, royalty free perpetual license to Nathaniel Energy's intellectual property to operate and maintain the power plant.

        o Nathaniel Energy will be allowed access to the power plant to observe the Thermal Combustors and for marketing and research purposes.

     We cannot assure that the other parties to the contract will perform their obligations relating to the contract. If they do not, we may be precluded from performing our obligations on a timely basis, or at all. There are also risks that we may be unable to perform our responsibilities under the contract on a timely basis or at all, which would subject us possible claims for breach of contract and resulting damages. Finally, we cannot assure that the Thermal Combustors will operate at levels to be successfully tested, which could result in a reduction of the purchase price and subject us to damages under the contract.

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NATHANIEL ENERGY CORPORATION


Dated:  January 20, 2005                 By: /s/ Russell Gene Bailey
                                             _________________________________
                                             Russell Gene Bailey, Vice President


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